FOURTH AMENDMENT

to

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made effective as of the 1st day of January 2011, and amends that certain amended and restated administration agreement, dated as of January 1, 2010 between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust commonly known as Virtus Mutual Funds (each, a “Fund” and together the “Funds”) and VP Distributors, Inc. (the “Administrator”) (the “Administration Agreement”), as herein below provided.

W I T N E S S E T H :

WHEREAS, pursuant to Section 4 of the Administration Agreement, the Trusts and the Administrator have agreed to amend the fees payable to the Administrator under the Administration Agreement as indicated below; and

WHEREAS, the Trusts and the Administrator desire to properly document the amended fees as agreed;

NOW, THEREFORE, in consideration of the foregoing premises, it is agreed as follows:

1. The schedule of fees set forth in Section 4(a) of the Administration Agreement is hereby amended to reflect the following fee rates:

Non-Money Market Funds
Net Assets	Administrative Fee[1]
Less than or equal to $15 billion	0.10%
Over $15 billion and up to and including $30 billion	0.095%
Over $30 billion and up to and including $50 billion	0.09%
In excess of $50 billion	0.085%

Money Market Funds
Net Assets	Administrative Fee[2]
All Assets	.015%

[1]	Fee is based on combined assets of all non-money market series of Virtus Mutual Funds and Phoenix Edge Series Fund.
[2]	Fee is based on combined assets of all money market series of Virtus Mutual Funds and Phoenix Edge Series Fund.

2. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Administration Agreement. This Amendment may be executed in two or more counterparts, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Termination to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:
Name:	David G. Hanley
Title:	Vice President and Treasurer

SCHEDULE A

(Dated: January 1, 2011)

Virtus Equity Trust:
Virtus Balanced Fund
Virtus Capital Growth Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Growth Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund
Virtus Insight Trust:
Virtus Balanced Allocation Fund
Virtus Core Equity Fund
Virtus Disciplined Small-Cap Opportunity Fund
Virtus Disciplined Small-Cap Value Fund
Virtus Emerging Markets Opportunities Fund
Virtus High Yield Income Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Intermediate Government Bond Fund
Virtus Intermediate Tax-Exempt Bond Fund
Virtus Short/Intermediate Bond Fund
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund
Virtus Institutional Trust
Virtus Institutional Bond Fund
Virtus Opportunities Trust:
Virtus AlphaSector Rotation Fund
Virtus AlphaSector Allocation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Foreign Opportunities Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund

Virtus Greater Asia EX Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus Market Neutral Fund
Virtus Multi-Sector Fixed Income Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSector Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund